                                                                    Exhibit 10.4


                           ENZON PHARMACEUTICALS, INC.

                        RESTRICTED STOCK AWARD AGREEMENT

                  THIS AGREEMENT, made as of January 5, 2005, by and between ENZON PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), and _______ ("Executive").

                                   BACKGROUND

                  The Company wishes to grant a restricted stock award to Executive in connection with the execution by Executive of his Employment Agreement.

                                      TERMS

                  In consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

                  1. Award

                  The Company, effective as of the date of this Agreement, hereby grants to Executive a restricted stock award of ____________ shares (the "Shares") of common stock of the Company (the "Common Stock") pursuant to the Company's 2001 Incentive Stock Plan subject to the terms and conditions set forth herein and to the terms of the Employment Agreement between the Company and Executive, dated as of the date hereof (the "Employment Agreement"), which are specifically referenced herein. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

                  2. Vesting

                  Subject to the terms and conditions of this Agreement, the Executive's Shares shall vest according to the following schedule:

                     Date                Number of Shares that Vest on such Date
                     ----                ---------------------------------------



                  3. Restriction on Transfer

                  Until any group of Shares vests pursuant to Sections 2 or 4 hereof, none of such unvested Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and no attempt to transfer such unvested Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to such Shares.

                  4. Early Vesting; Forfeiture

                  (a) All of the Shares shall be subject to immediate vesting in accordance with Section 10(a)(viii) of the Employment Agreement.

                  (b) In the event the Company terminates Executive's employment as the Company's _______________________________________________________________
_____________________ for Cause pursuant to Section 9(a)(iii) of the Employment Agreement, Executive will forfeit all unvested Shares granted to Executive pursuant to Section 1 hereof.

                  (c) In the event Executive's employment as the Company's ___________________________________________________________________________ is
terminated as a result of Executive's death, all unvested Shares granted to Executive pursuant to Section 1 hereof shall vest immediately upon Executive's death.

                  (d) Upon termination of Executive's employment as the Company's ______________________________________________________________________
__________ on account of Executive's disability pursuant to Section 9(a)(ii) of the Employment Agreement, all unvested Shares granted to Executive pursuant to
Section 1 hereof shall vest immediately upon such termination.

                  (e) In the event Executive voluntarily terminates his employment as the Company's ____________________________________________________
________________________, other than for Good Reason pursuant to Section 9(c) of the Employment Agreement, Executive will forfeit all unvested Shares granted to Executive pursuant to Section 1 hereof.

                  (f) Notwithstanding anything to the contrary in this Agreement or the Employment Agreement, the Compensation Committee of the Board of Directors of the Company (the "Committee") or the Board of Directors of the Company (the "Board"), in its sole discretion, may waive any of the forfeiture requirements in this Section 4 or may accelerate the vesting of all or a portion of the Shares as the Committee or the Board so determines.

                  (g) In accordance with Section 11 of the Executive's Employment Agreement, in the event of a Change in Control (within the meaning of the Employment Agreement), all unvested Shares granted to Executive under
Section 1 hereof shall become fully vested immediately prior to such Change in Control.

                  5. Issuance and Custody of Certificate

                  (a) The Company shall cause to be issued one or more stock certificates, registered in the name of Executive, evidencing the Shares. Each such certificate shall bear the following legends:

                           "The shares of common stock represented by this
certificate are subject to forfeiture, and the transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including restrictions against transfer) contained in a Restricted Stock Award Agreement entered into between Enzon Pharmaceuticals, Inc. (formerly known as Enzon, Inc.) and the registered owner of such shares dated _______________. A Copy of the Restricted Stock Award Agreement is on file in the office of Enzon Pharmaceuticals, Inc."

                  (b) Contemporaneous with the execution hereof, Executive shall cause stock powers relating to the Shares executed by Executive to be delivered to the Company.

                  (c) Each certificate issued pursuant to Section 5(a) hereof, together with the stock powers relating to the Shares, shall be deposited by the Company with the Secretary of the Company or a custodian designated by the Secretary. The Secretary or such custodian shall issue a receipt to Executive evidencing the certificate or certificates held which are registered in the name of Executive.

                  (d) After any Shares subject to this Agreement vest pursuant to Sections 2 or 4(b) hereof, the Company shall promptly cause a certificate or certificates evidencing such vested Shares without the legal legend called for in Section 5(a) (together with the stock powers relating to the Shares) to be released and delivered to Executive or Executive's legal representatives, beneficiaries or heirs.

                  (e) Prior to issuance of the Shares, the Company shall have caused such issuance to be registered under the Securities Act of 1933, as amended.

                  6. Distributions and Adjustments

                  (a) In the event of a merger, consolidation, reorganization, recapitalization, stock dividend or other event, the number and character of the Shares shall be adjusted at the same time and to the same extent as other shares of Common Stock are adjusted as a result of any such event. If all or any portion of the Shares vest in Executive subsequent to any such change in the number or character of the shares of Common Stock, Executive shall then receive upon such vesting the number and type of securities or other consideration which Participant would have received if the Shares had vested prior to the event changing the number or character of outstanding shares of Common Stock.

                  (b) Any additional shares of Common Stock, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares prior to the date the Shares vest shall be subject to the same restrictions, terms and conditions as the Shares. Any cash dividends payable with respect to the Shares shall be distributed to Executive at the same time cash dividends are distributed to stockholders of the Company generally.

                  (c) Any additional shares of Common Stock, any securities and any other property (except for cash dividends) distributed with respect to the Shares prior to the date such Shares vest shall be promptly deposited with the Secretary or the custodian designated by the Secretary to be held in custody in accordance with Section 5(c) hereof for Executive's benefit and shall be distributed to Executive as provided in Section 6(b) when the Shares vest.

                  7. Taxes

                  (a) The issuance of the Shares to Executive pursuant to this Agreement involves complex and substantial tax considerations, including, without limitation, consideration of the advisability of Executive making an election under Section 83(b) of the Internal Revenue Code. The Executive is urged to consult his own tax advisor with respect to the transactions described in this Agreement. The Company makes no warranties or representations whatsoever to the Executive regarding the tax consequences of the grant to the Executive of the Shares or this Agreement. Executive acknowledges that the making of any
Section 83(b) election shall be his personal responsibility.

                  (b) In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it in connection with this restricted stock award, and in order to comply with all applicable federal or state tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state income and social security taxes, which are the sole and absolute responsibility of Executive, are withheld or collected from Executive.

                  (c) Executive may elect to satisfy his federal and state income tax withholding obligations arising from the receipt of, or the lapse of restrictions relating to, the Shares by (i) delivering cash, check (bank check, certified check or personal check) or money order payable to the order of the Company, (ii) having the Company withhold a portion of the Shares otherwise to be delivered having a fair market value based on the last reported sale price of a share of Common Stock on the Nasdaq Stock Market (or if the Shares no longer trade on the Nasdaq Stock Market, the closing or last reported price on the principal exchange or system on which they trade) (the "Fair Market Value") equal to the amount of such taxes, or (iii) delivering to the Company Common Stock having a Fair Market Value equal to the amount of such taxes. The Company will not deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value of such fractional Share. The Participant's election must be made on or before the date that the amount of tax to be withheld is determined. Otherwise, the Company shall be entitled to withhold taxes due in such manner as the Company determines in its discretion.

                  8. Miscellaneous

                  (a) Executive shall be entitled at all times to all of the rights of a stockholder with respect to the Shares, including without limitation the right to vote and tender such Shares and to receive dividends and other distributions as provided in and subject to the provisions of Section 6.

                  (b) Executive hereby acknowledges receipt of a copy of the Employment Agreement. The Employment Agreement is also available for inspection during business hours at the principal office of the Company.

                  (c) This Agreement shall not confer on Executive any right with respect to continuance of employment by the Company.

                  (d) This Agreement shall inure to the benefit of, and be binding upon, the Company, its successors and assigns, and upon Executive, his administrator, executor, personal representative, successors and heirs.

                  (e) Except as provided in Section 4(f), no change to or modification of this Agreement shall be valid unless it is in writing and signed by the Company and Executive. .

                  IN WITNESS WHEREOF, The parties hereto have caused this Restricted Stock Award Agreement to be executed on the day and year first above written.



                                                 ENZON PHARMACEUTICALS, INC.


                                                 By:_______________________




                                                 EXECUTIVE



                                                 ---------------------------